Exhibit 3.1

Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311	For Office Use Only WY Secretary of State FILED: Nov 18 2020 2:54PM Original ID: 2020-000959374

Profit Corporation

Articles of Incorporation

I.	The name of the profit corporation is: Limitless Projects Inc

II.	The name and physical address of the registered agent of the profit corporation is:

Registered Agents Inc.
30 N Gould St Ste R

Sheridan, WY 82801

III.	The mailing address of the profit corporation is:

30 N Gould St
Ste R
Sheridan, WY 82801

IV.	The principal office address of the profit corporation is:

30 N Gould St
Ste R
Sheridan, WY 82801

V.	The number, par value, and class of shares the profit corporation corporation will have the authority to issue are:

Number of Common Shares:	100,000	Common Par Value:	$0.0100
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI.	The name and address of each incorporator is as follows: Registered Agents Inc. 30 N Gould St Ste R, Sheridan, WY 82801

Signature:	/s/ Riley Park	Date:	11/18/2020
Print Name:	Riley Park

Title:	Authorized individual

Email:	reports@registeredagentsinc.com

Daytime Phone #:	(307) 200-2803

Wyoming Secretary of State

Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020

Ph. 307-777-7311

☑	I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑	I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 1716-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑	I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑	I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑	I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑	I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Registered Agents Inc.

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a)	A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i)	Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii)	Makes any materially false, fictitious or fraudulent statement or representation; or

(iii)	Makes or uses any false writing or document knowing the same to contain any materiallyfalse, fictitious or fraudulent statement or entry.

☑  I acknowledge having read W.S. 6-5-308.

Filer is:     ☐ An Individual             ☑  An Organization

The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator, organizer, or partner. The following individual is signing on behalf of all Organizers, Incorporators, or Partners.

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	/s/ Riley Park	Date:	11/18/2020	Wyoming Secretary of State
Print Name:	Riley Park			Herschler Bldg East, Ste.100 & 101

Title:	Authorized individual			Cheyenne, WY
Email:	reports@registeredagentsinc.com			82002-0020
Daytime Phone #:	(307) 200-2803			Ph. 307-777-7311

Consent to Appointment by Registered Agent

Registered Agents Inc., whose registered office is located at 30 N Gould St Ste R, Sheridan, WY 82801, voluntarily consented to serve as the registered agent for Limitless Projects Inc and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:	/s/ Riley Park	Date:	11/18/2020
Print Name:	Riley Park
Title:	Authorized individual
Email:	reports@registeredagentsinc.com
Daytime Phone #:	(307) 200-2803

STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Limitless Projects Inc

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 18th day of November, 2020 at 2:54 PM.

Remainder intentionally left blank.

/s/ Edward A. Buchanan
Filed Date: 11/18/2020	Secretary of State Filed Online By: Riley Park on 11/18/2020